Note to EDGAR users:

The Tender Offer Document and the Solicitation/ Recommendation Statement will be available on the SEC's website from the date the Offer Document is mailed to Innogy Shareholders. The Offer Document and Form of Acceptance accompanying the Offer Document will be made available to all Innogy Shareholders at no charge to them.

Creating a Pan-European Energy Business

RWE
One Group.
Multi Utilities.

Innogy

22 March 2002

Unless otherwise determined by RWE and permitted by applicable law and regulation, the Offer (including the Loan Note Alternative) will not be made, directly or indirectly, in or into, or by use of the mails of, or by any other means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of Canada, nor will it be made in or into Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within Australia, Canada or Japan. Accordingly, unless otherwise determined by RWE and permitted by applicable law and regulation, neither copies of this announcement nor any other documents related to the Offer are being, or may be, mailed or otherwise forwarded, distributed or sent in or into Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from such jurisdictions.

The Loan Notes to be issued pursuant to the Loan Note Alternative have not been, and will not be, listed on any stock exchange and have not been and will not be registered under the United States Securities Act of 1933 (as amended) or under any relevant securities laws of any state or other jurisdiction of the United States, or under the relevant securities laws of Australia, Canada or Japan or any other jurisdiction. Accordingly, unless an exemption under such relevant laws is available, Loan Notes may not be offered, sold, re-sold or delivered, directly or indirectly, in, into or from the United States, Australia, Canada or Japan or any other jurisdiction in which an offer of Loan Notes would constitute a violation of relevant laws or require registration of the Loan Notes, or to or for the account or benefit of any US person or resident in Australia, Canada or Japan or any other such jurisdiction.

This communication has been prepared by and is the sole responsibility of RWE. Merrill Lynch is acting for RWE and for no one else in connection with the Offer and will not be responsible to anyone other than RWE for providing the protections afforded to customers of Merrill Lynch or for providing advice in relation to the Offer. CSFB and Deutsche Bank are acting for Innogy and for no one else in connection with the Offer and will not be responsible to anyone other than Innogy for providing the protection afforded to customers of CSFB and Deutsche Bank or for providing advice in relation to the Offer.

This document has been prepared by RWE solely for use at the analysts' presentation held in connection with the Offer.

This document does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities and no part of it shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. Innogy shareholders are advised to read the Offer Document, and the Form of Acceptance (and Innogy's shareholders in the US are additionally advised to read the Tender Offer Statement and the Solicitation/Recommendation Statement) when they become available because they will contain important information.

This analysts' presentation contains certain "forward-looking" statements within the meaning of the United States federal securities laws. These statements are based on the current expectations of RWE's management and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the feasibility and benefits of the acquisition of Innogy by RWE. Factors that would cause actual results to differ materially from those described herein include: the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully Innogy within the RWE Group or to realise synergies from such integration; costs related to the acquisition of Innogy; the economic environment of the industries in which RWE and Innogy operate; failure to retain Innogy management; regulatory change in the UK electricity, gas or water markets; change in the price of certain commodities including gas, coal and electricity; the general economic environment; and other risk factors detailed in Innogy's filings with the SEC and in the material furnished to the SEC by RWE.

The information contained in this document has not been independently verified. No representation or warranty express or implied is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein. Neither RWE nor Innogy nor any of their respective affiliates, advisors or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss howsoever arising from any use of this document or its contents or otherwise arising in connection with this document.

Today's Presenters

Dr. Dietmar Kuhnt
Chief Executive Officer
RWE AG

Dr. Richard Klein
Member of the Management Board
Corporate Development/M&A
RWE AG

Dr. Klaus Sturany
Chief Financial Officer
RWE AG

Dr. Brian Count
Chief Executive
Innogy Holdings plc

Tim Weller
Finance Director
Innogy Holdings plc

Agenda

- Transaction Terms and Highlights — Dr. Dietmar Kuhnt
- RWE Strategy — Dr. Richard Klein
- The Innogy Success Story — Dr. Brian Count
- Creating Value — Dr. Klaus Sturany
- Financials and Structure — Dr. Klaus Sturany
- Concluding Remarks — Dr. Dietmar Kuhnt

Transaction Terms and Highlights

RWE
One Group.
Multi Utilities.

Innogy

Delivering Strategy

- Significant step to expand core electricity business outside Germany
- Innogy is the most attractive opportunity for RWE
  - The UK is the most advanced and third-largest energy market in Europe, giving RWE a No. 1 position in a second key European market
  - Innogy is the UK's leading integrated energy company with 6.6 million energy customer accounts and its generation and supply positions are well balanced
- The combination of RWE and Innogy will create value through
  - Substantially increasing our UK customer base
  - Supporting Innogy's multi-product roll-out
  - Transferring best practices and skills from liberalised markets across RWE

Strengthening No. 3 Position in Europe's Converging Energy Markets: No. 2 Power Generator, No. 3 in Electricity Sales, No. 4 in Customer Base

Recommended Cash Offer

- Price per Innogy share[(1)] : 275p
- Total transaction value:

	£3.1 bn Equity[(2)]	€5.0 bn
	£2.1 bn Net Debt[(3)]	€3.4 bn
	——	——
	£5.2 bn Enterprise Value[(4)]	€8.5 bn

- Premium[(5)]: 31%

(1) No final dividend will be declared by Innogy
(2) Based on Innogy's issued share capital of 1,132.3 million shares
(3) RWE estimate of net debt at closing, excluding operational cash flow between March 31, 2002 and closing
(4) Enterprise value includes equity, net debt and net option movement of €58 million
(5) Based on share price of 210p as of February 15, 2002, the last business day prior to Innogy confirming that it had received approaches

Exchange rate of £1.00:€1.6100

Financial Impact

- The deal meets RWE's financial criteria[(1)]:
  - Earnings-accretion (pre-goodwill) from year one of consolidation[(2)]
  - Core valuation delivers IRR of around 7.5% post-tax[(2)]. Above the RWE post-tax electricity WACC (6.5%)
  - Core ROCE estimated at above level of pre-tax electricity WACC (10%) no later than 3rd full year of consolidation[(2)]

The Transaction Creates Value for RWE Shareholders

(1) Excluding Regenesys and including transaction benefits
(2) This statement should not be interpreted to mean that the earnings per RWE share for the current or future financial years will necessarily match or exceed the historical published earnings per RWE share

Innogy Will Play a Strong Role in RWE's Electricity Core Business Area


RWE AG
Executive Board
RWE
Electricity
Business
Units
Innogy
Electricity
Gas
Water
Waste

RWE Strategy

RWE
One Group.
Multi Utilities.

Innogy

International Multi-Utility Strategy With Four Strong Pillars

RWE One Group. Multi Utilities.

Innogy

Electricity
- No.1 in Germany
- No.3 in Europe
- Annual sales volume of 255 TWh

Gas
- No.2 in Germany
- No.5 in Europe following Transgas acquisition
- Pro forma annual sales volume of 320 TWh

RWE
One Group.
Multi Utilities.

Water & Wastewater
- No.3 in the world
- No.1 in UK and Germany
- No.1 in US(1)
- Served Population(1): 58m

Waste & Recycling
- No.1 in Germany
- No.3 in Europe
- Served Population(2): 16m

(1) On completion of American Water Works acquisition
(2) Via approximately 150 municipal customers

RWE Already Occupies a Strong No. 3 Position for European Electricity

RWE One Group. Multi Utilities.

Innogy

Generation	Trading	Transmission	Distribution	Supply
RWE Power RWE Rheinbraun	RWE Trading	RWE Net	RWE Net	RWE Plus RWE Solutions RWE Trading

- No. 3 electricity supplier in Europe and No. 1 in Germany (the largest electricity market in Europe) with electricity sales of 255 TWh
- One of the largest European power generators with 33,000 MW installed and contractually secured capacity
  - Cost leadership of German power plant portfolio soon to be achieved
- Largest continuous private electricity grid in Europe, measuring 350,000 km in length
- No.1 electricity trader in Europe

Figures as of RWE's business year 2000/01

Strategic Vision: Positioning RWE as a Leading International Multi-Utility

- Four major transactions in core business areas since July 2000 have strengthened and internationalised our core business
  - VEW (Germany/Electricity, Gas & Waste)
  - Thames Water (UK/Water)
  - American Water Works (US/Water)
  - Transgas (Czech Republic/Gas)
- RWE has acquired international management teams which have injected invaluable skills and ideas into the Group
- Building strong regional utilities in key markets with potential for revenue, cost and skill synergies

Value Creation by Expansion into Key Utility Markets and Cost Leadership

The UK: An Essential Market for RWE's Strategy

- The 3rd largest energy market in Europe
  - 330 TWh electricity consumption per annum, installed capacity of 75 GW and 1,070 TWh gas consumption per annum[(1)]
  - 26 million electricity customers and 21 million gas customers
- The most advanced European energy market
  - Over 10 years of successful deregulation
  - Home of best practice in highly competitive energy market
  - New Electricity Trading Arrangements (NETA) successfully operational since March 2001
- Long-term profit growth for highly efficient players
  - Market consolidation offers opportunities for the market leaders

RWE Becomes No.1 Electricity Supplier in a Second Key European Market

(1) All figures 2000

Consolidating RWE's Leading European Position

RWE One Group. Multi Utilities.
Innogy

Generation (TWh)



EdF
RWE & Innogy
ENEL
RWE
EON
Vattenfall
Electrabel
Endesa
British Energy
Iberdrola
Innogy
211
180
31
0
100
200
300
400
500

Electricity Sales (TWh)



EdF
EON
RWE & Innogy
RWE
ENEL
Vattenfall
Electrabel
Endesa
Iberdrola
Innogy
British Energy
321
255
66
0
100
200
300
400
500

Number of Energy(6) Customers (m)



EdF
ENEL
EON
RWE & Innogy
Centrica
RWE
Endesa
Iberdrola
Innogy
Electrabel
Vattenfall
20 million
13 million
7 million
0
10
20
30
40

Source: Analyst Research, Annual Reports
(1) European figures only
(2) Including Eurogen, Elettrogen and Interpower. Before acquisition of Viesgo
(3) Including PowerGen and Sydkraft
(4) Includes HEW acquisition
(5) European figures only
(6) Electricity and gas customers
(7) Including 2.1 million Transgas customers
(8) Total of 23.8 million if all minority holdings included

The Innogy Success Story

RWE
One Group.
Multi Utilities.

Innogy

Unique Market Positioning

- No. 1 electricity supplier to UK households and business, No. 2 in gas
- Flexible, low cost, optimally located generation
- No. 1 UK power and gas trading and risk management operation
- World class Operations & Engineering skills
- Leading UK cogen and renewables generation business

Innogy's Transformation: A Winning Strategy

RWE
One Group. Multi Utilities.
Innogy



Generation/Domestic & SME Retail Balance
80
60
40
20
0
-20
-40
Net generator
Net retailer
TWh
British Energy
AES
BNFL
AEP
International Power
Edison Mission
Seeboard
Scottish Power
PowerGen
EdF
SSSE
TXU
Centrica
Innogy
Generation
Supply
PPA(1)

Today Innogy is the Leading Integrated UK Generation and Supply Business

(1) Additional generation capacity (including Teesside PPA)

Source: Innogy estimates

Highly Competitive Generation Portfolio


Coal
CCGT
Oil/ OCGT
Little Barford
(680 MW)
Didcot A
(2,040 MW)
Aberthaw B
(1,506 MW)
Littlebrook D
(1,475 MW)
Didcot B
(1,370 MW)
Tilbury B
(1,054 MW)
Fawley
(518 MW)
Cowes
(70 MW)

- 8,713[(1)] MW of main generation capacity
- Flexible portfolio
- Balance of fuels (including dual fuel capability)
- Low cost, well located plants
- Positioned to win under NETA
- Successful asset optimisation by strong trading team
- CHP and renewables

Trading Focussed Asset Optimisation

(1) Main generation only, 9,505 MW overall existing capacity including CHP and renewables

Leading Supply Business



Yorkshire
Northern
Midlands
npower

- 6.8 million customer accounts[(1)]
- Excellent reputation and growing national brand
  - Roll out of *npower* brand nationally
- Strong customer skills
  - Developing leading IT/CIS system
- Successful cross selling
  - Most of Innogy's gas customers are dual fuel customers
  - Growing multi-product offering

Innogy Offers the Largest Electricity Customer Base in the UK

(1) Including non-energy customer accounts

Strategy: Maximise Value of Customer Base

- Aggressive extraction of synergy benefits and cash management
- Continued investment in national brand and customer management system
- Increased product range
- Increased product accounts
- Control of costs

Creating Value

RWE
One Group.
Multi Utilities.

Innogy

Supporting Innogy's Multi-Product Roll-Out

- Together Innogy and Thames Water combine the largest electricity, the largest water and the second-largest gas customer base in the UK
- RWE strongly supports Innogy's stated strategy of extracting value from its customer base by
  - Achieving scale
  - Building its brand
  - Consolidating systems onto a new platform
  - Launching new products
  - Reducing costs

Other UK Opportunities

RWE One Group. Multi Utilities.

Innogy

- Substantial total UK customer base
- Strengthened UK market position for procurement and delivery of services
- Improved customer service opportunities
- Integration of RWE's UK energy trading and supply activities with Innogy

Real and Deliverable Benefits

Transferring Experience from Liberalised Markets and Exchanging of Best Practices and Skills

- Innogy's highly regarded management will play a leading role in RWE's energy strategy in the UK and elsewhere
- Transfer of Innogy's decade of invaluable deregulation experience to other European markets, including Germany
- Combination of strong UK and European trading expertise will create Europe's leading electricity trader
- Application of Innogy's transaction and integration experience group-wide
- In the future, RWE will benefit from Innogy's customer skills applying them to its continental-European customer base of 13 million

Financials and Structure

RWE
One Group.
Multi Utilities.

Innogy

Creating Shareholder Value

- EPS accretive on a pre-goodwill basis in the first year(1) (2)
- Innogy acquisition will be value enhancing no later than in the 3rd full year (ROCE > pre-tax electricity business WACC of 10%)(1) (2)
- Core valuation IRR of around 7.5% post-tax – above RWE's post-tax electricity WACC (6.5%)(1) (2)
- Valuation upside beyond core valuation
- All cash deal 100% debt financed enhances balance sheet efficiency thus lowering WACC even further

The Premium Paid will be More Than Offset by Joint Opportunities and a Lower WACC (6.5% vs. 7.3%(3))

(1) Excluding Regenesys and including transaction benefits
(2) This statement should not be interpreted to mean that the earnings per RWE share for the current or future financial years will necessarily match or exceed the historical published earnings per RWE share
(3) RWE estimate

Ratings Impact Expected to be in Line with Financial Targets

- Transaction fully debt financed with issues in both € and £
- EBITDA/Net Interest cover to be within the target range of 5.5x - 4.5x
  - In line with our target of maintaining a strong single 'A' rating
- Diversification of earnings within core multi-utility operations
  - Balanced portfolio position

Business Profile Enhanced - Financial Profile with Only Limited Additional Risk

Indicative Timetable


Announcement
March 22
Earliest Closing Date ("First Closing")
May
Post Offer Document
Early April
Wholly Unconditional
June/July

Concluding Remarks

RWE
One Group.
Multi Utilities.

Innogy

Recent Acquisition Integration: Well on Track

- Innogy will function as a management company within the core electricity business area with Innogy's CEO directly reporting to the RWE AG CEO
- American Water Works transaction
  - Largely handled by Thames Water management
  - Shareholder approval achieved - all regulatory approvals processes started
  - Closing expected in H1 2003
- Transgas integration
  - Integration process mainly handled by RWE Gas
  - Closing expected by spring 2002

After Strong External Growth, Integration is now the Top Priority

Creating a Pan-European Utility Business

- Strengthening core German electricity, gas and waste management businesses

➜ Merger with VEW

- Internationalising core multi-utility business

➜ Acquisition of Thames Water, AWW & Transgas

- Strengthening energy business

➜ Acquisition of Innogy

- Integration of acquisitions
- Rounding off of core multi-utility business in Europe and North America